FOR IMMEDIATE RELEASE


             FOREST OIL COMPLETES ATCOR ACQUISITION


DENVER, COLORADO - February 1, 1996 - Forest Oil Corporation announced today that the company successfully completed the acquisition of ATCOR Resources Ltd. of Calgary on January 31,
1996.

ATCOR is a Canadian exploration and production, gas marketing and processing company. ATCOR's exploration and production operations will be operated as a subsidiary of Forest Oil Corporation and will be renamed Canadian Forest Oil Ltd. The gas marketing operation, which sells into Canadian and U. S. markets and is one of the five largest independent marketing companies in Canada, will continue to operate independently and will be renamed Producers Marketing Inc. (trademark "ProMark").

Forest Oil Corporation is engaged in the acquisition, exploration, development and production of natural gas and crude oil. Forest's principal reserves and producing properties are located in the Gulf of Mexico, Texas and Oklahoma and in Canada. Forest's common and preferred stocks are traded on the Nasdaq National Market system under the FOIL and FOILO symbols, respectively.

February 1, 1996

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